UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 15, 2014

Pioneer Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Missouri	333-103293	44-0607504
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

4700 Belleview Avenue, Suite 300, Kansas City, Missouri	64112
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (816) 756-2020

Not Applicable
(Former name, former address and former fiscal year, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry into Material Definitive Agreements

On August 15, 2014, Pioneer Financial Services, Inc. (the “Company”) entered into the thirty eighth amendment (the “Amendment”) to the Secured Senior Lending Agreement (“SSLA”) with the lenders listed on the SSLA and UMB Bank, N.A. (the “Agent”).

The Amendment approves and consents to the Company's: i) elimination over time of its existing loan origination and servicing system ("Daybreak") and its implementation of the Fidelity Information Services, LLC ("FIS") system and ii) the execution of any servicing, finance agreements or contractual obligations necessary to accomplish such usage of the FIS system by the Company and such action shall not be deemed to result in the violation of any covenant, representation or agreement contained in the SSLA.

The agreement between the Company and FIS (the "Agreement"), became effective on August 15, 2014. Under the Agreement, FIS will provide products and services for the development of a new consumer lending software platform ("FIS Platform"). The Agreement has a term of 84 months, beginning August 15, 2014, with a one-time implementation cost and ongoing variable costs dependent upon future loan volume over the 84 month term. The implementation and launch of the FIS Platform is expected to be completed during the second quarter of fiscal year 2015. The Company's existing Daybreak system will continue to be used to service current customer accounts until they mature or are converted onto the FIS Platform.

During the fourth fiscal quarter of 2014, there are operational and management discussions underway regarding underwriting criteria and other operational changes. In light of these recent discussions and forthcoming business decisions, impairment of goodwill and amortizable intangible assets is probable but not estimable at this time. As such, management has engaged a third party valuation specialist to assist in the valuation of the Company’s fair value to determine if goodwill and amortizable intangible assets are impaired. The occurrence of a non-cash write-off, due to the goodwill and intangible asset impairment, will result in a loss for fiscal year 2014 because the amount projected will likely exceed the current year’s cash earnings and the Amendment acknowledges and agrees that such loss shall not be deemed to violate any covenants, representations or agreements contained in the SSLA. The SSLA lenders have also waived their rights to declare an Event of Default or to claim the occurrence of a breach or default in the terms of the SSLA.

Under the Amendment, the SSLA lenders also consented and approved the Company's declaration and payment of the regular dividends due for the third quarter and fourth quarter of the 2014 fiscal year.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Pursuant to the rules and regulations of the SEC, the Company has filed the Amendment and the exhibit thereto as an exhibit to this current report on Form 8-K.  The Amendment contains a reaffirmation of representations, warranties and covenants by the parties and other factual information about the Company, MidCountry Bank or MCFC or their respective businesses or operations.  The reaffirmations of these representations, warranties covenants and other factual statements: (i) have been made solely for the benefit of the other party or parties to such agreements; (ii) were made only as of the date of such agreements or such other date(s) as expressly set forth in such agreements and are subject to more recent developments, which may not be fully reflected in our public disclosure; (iii) may have been subject to qualifications with respect to materiality, knowledge and other matters, which qualifications modify, qualify and create exceptions to the representations, warranties and covenants in the agreements; (iv) may be qualified by disclosures made to such other party or parties in connection with signing such agreements, which disclosures contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants in such agreements; (v) have been made to reflect the allocation of risk among the parties to such agreements rather than establishing matters as facts; and (vi) may apply materiality standards different from what may be viewed as material to investors.  Accordingly, these representations, warranties, covenants and statements of fact should not be relied upon by investors as they may not describe our actual state of affairs as of June 30, 2014 or as of the date of filing this current report on Form 8-K.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Amendment No. 38 dated August 15, 2014 to Secured Senior Lending Agreement dated as of June 12, 2009, among Pioneer Financial Services, Inc., the listed lenders and UMB Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Name	Title	Date

/s/ Joseph B. Freeman	Chief Executive Officer and	August 21, 2014
Joseph B. Freeman	Director (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amendment No. 38 dated August 15, 2014 to Secured Senior Lending Agreement dated as of June 12, 2009, among Pioneer Financial Services, Inc., the listed lenders and UMB Bank, N.A.